Exhibit 10.11(b)

                     STOCK OPTION AGREEMENT
                  (PURSUANT TO THE TERMS OF THE
                    CONTINENTAL AIRLINES, INC.
                   1997 STOCK INCENTIVE PLAN)


     This STOCK OPTION AGREEMENT (this "Option Agreement") is between Continental Airlines, Inc., a Delaware corporation
("Company"), and __________ ("Optionee"), and is dated as of the date set forth immediately above the signatures below.

     1.    Grant of Option.   The Company hereby grants to
Optionee the right, privilege and option as herein set forth (the "Option") to purchase up to ___________ (_____) shares (the "Shares") of Class B common stock, $.01 par value per share, of Company ("Common Stock"), in accordance with the terms of this Option Agreement. The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is granted pursuant to and to implement in part the Continental Airlines, Inc. 1997 Stock Incentive Plan (as amended and in effect from time to time, the "Plan") and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Option Agreement. Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Option Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided.
All references to specified paragraphs pertain to paragraphs of this Option Agreement unless otherwise provided. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")

     2. Option Term. Subject to earlier termination as provided herein, the Option shall terminate on ____________. The period during which the Option is in effect is referred to as the "Option Period".

     3.    Option Exercise Price.  The exercise price (the
"Option Price") of the Shares subject to the Option shall be $__.__ per Share (which is the Market Value per Share on the date hereof).

     4. Vesting. Subject to the following provisions of this Paragraph 4, the total number of Shares subject to this Option shall vest in __________________________ percent (______%)
increments on each of _____________, _____________ and ________
____. The vested Shares that may be acquired under the Option may be purchased at any time after they become vested, in whole or in part, during the Option Period. In addition, the total number of Shares subject to this Option shall become exercisable upon the occurrence of one of the events as described in Paragraph 6(c) or 6(d).

     5. Method of Exercise. To exercise the Option, Optionee shall deliver an irrevocable written notice to Company (to the attention of the Secretary of the Company) stating the number of Shares with respect to which the Option is being exercised together with payment for such Shares. Payment shall be made (i) in cash or by check acceptable to Company, (ii) in nonforfeitable, unrestricted shares of Company's Common Stock owned by Optionee at the time of exercise of the Option having an aggregate market value (measured by the Market Value per Share) at the date of exercise equal to the aggregate exercise price of the Option being exercised or (iii) by a combination of (i) and
(ii). In addition, at the request of Optionee, and to the extent permitted by applicable law and subject to Paragraph 15, the Option may be exercised pursuant to a "cashless exercise" arrangement with any brokerage firm approved by the Administrator or its delegate under which arrangement such brokerage firm, on behalf of Optionee, shall pay to Company the exercise price of the Options being exercised, and Company, pursuant to an irrevocable notice from Optionee, shall promptly after receipt of the exercise price deliver the shares being purchased to such firm.

     6. Termination of Employment. Voluntary or involuntary termination of employment, retirement, death or Disability of Optionee, or occurrence of a Change in Control, shall affect
Optionee's rights under the Option as follows:

           (a)   Involuntary Termination for Gross Misconduct.
The Option shall terminate immediately and shall not be exercisable if Optionee's employment (defined below) is terminated involuntarily for gross misconduct (defined below).

           (b) Other Involuntary Termination or Voluntary Termination. If Optionee's employment is terminated involuntarily other than for gross misconduct or if Optionee voluntarily terminates employment, then immediately (i) the Option shall terminate as to Shares subject thereto to the extent not yet then vested pursuant to Paragraph 4 or not then exercisable pursuant to Paragraph 6(c) below, (ii) the Option shall terminate as to all remaining Shares subject thereto to the extent not exercised pursuant to Paragraph 5 within 30 days after such termination of employment (or, as to Shares for which the Option may then be exercised pursuant to Paragraph 6(c) below, to the extent not exercised within the 30 day period described therein) and
     (iii) all restrictions (other than those described in Paragraph 10) on transfer of Shares acquired pursuant to the Option shall terminate.

           (c) Change in Control. If a Change in Control shall occur, then immediately (i) the Option shall become exercisable in full, whether or not otherwise exercisable, and (ii) all restrictions (other than those described in Paragraph 10) on transfer of Shares acquired pursuant to the Option shall terminate.

           (d) Retirement, Death or Disability. If Optionee's employment is terminated by retirement, death or Disability, then immediately (i) the Option shall become exercisable in full, whether or not otherwise exercisable, for a term of one year thereafter by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, by Optionee's personal representative, and (ii) all restrictions (other than those described in Paragraph 10) on transfer of Shares acquired pursuant to the Option shall terminate. However, in no event may any Option be exercised by anyone after the earlier of (y) the expiration of the Option Period or (z) one year after Optionee's death, retirement or Disability (described above).

                 Definitions. For purposes of the Option, "employment" means employment by Company or a subsidiary (as the term "subsidiary" is defined in the Plan). In this regard, neither the transfer of a Participant from employment by Company to employment by a subsidiary nor the transfer of a Participant from employment by a subsidiary to employment by Company shall be deemed to be a termination of employment of the Participant. Moreover, the employment of a Participant shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. "Gross misconduct" means such misconduct, dishonesty, wilful and repeated disobedience or other action or inaction as might reasonably be expected to injure Company or any of its subsidiaries or its or their business interests or reputation. The Administrator's determination in good faith regarding whether a termination of employment, gross misconduct or Disability has occurred shall be conclusive and determinative.

     7. Reorganization of Company and Subsidiaries. The existence of the Option shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.    Adjustment of Shares.   In the event of stock
dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of this Option, in the same manner as is provided for adjustments to the terms and provisions of the warrants issued by Company to Air Canada and to Air Partners, L.P. under the Warrant Agreement dated as of April 27, 1993.

     9. No Rights in Shares. Optionee shall have no rights as a stockholder in respect of Shares until such Optionee becomes the holder of record of such Shares.

     10. Certain Restrictions. By exercising the Option, Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by an effective registration statement filed under the Securities Act of 1933 ("Act"), Optionee will acquire the Shares for Optionee's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Option Agreement. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

     11. Shares Reserved. Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option.

     12. Nontransferability of Option. The Option granted pursuant to this Option Agreement is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

     13. Amendment and Termination. No amendment or termination of the Option shall be made by the Board or the Administrator at any time without the written consent of Optionee. No amendment or termination of the Plan will adversely affect the rights, privileges and option of Optionee under the Option without the written consent of Optionee.

     14. No Guarantee of Employment. The Option shall not confer upon Optionee any right with respect to continuance of employment or other service with Company or any subsidiary, nor shall it interfere in any way with any right Company or any subsidiary would otherwise have to terminate such Optionee's employment or other service at any time.

     15.   Withholding of Taxes.  Company shall have the right to
(i) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     16. No Guarantee of Tax Consequences. Neither Company nor any subsidiary nor the Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option.

     17. Severability. In the event that any provision of the Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Option, and the Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     18. Governing Law. The Option shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.


     IN WITNESS WHEREOF, the parties have entered into this Option Agreement as of the _________ of _______, 1997.


                               "COMPANY"

                               CONTINENTAL AIRLINES, INC.
                               By Order of the Administrator


                               By:_____________________________
                               Name:
                               Title:


                               "OPTIONEE"


                               ________________________________
                               Name: